[GRAPHIC OMITTED]
                                [ALLIANT ENERGY]

                                                                  Alliant Energy
                                                          Worldwide Headquarters
                                                          222 W. Washington Ave.
                                                                    P.O. Box 192
                                                          Madison, WI 53701-0192
                                                          www.alliant-energy.com

News Release
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FOR IMMEDIATE RELEASE        Media Contact: Melanie Schmidt (608) 252-3187
                             Finance Contact:  Bob Rusch (608) 252-3470

ALLIANT ENERGY REPORTS FIRST QUARTER 2000 EARNINGS

          MADISON, Wis. - April 21, 2000 - Alliant Energy Corp. (NYSE:LNT) today reported adjusted net income of $44.1 million, or $0.56 per share, for the first quarter of 2000, excluding a $24.8 million, or $0.31 per share, non-cash charge to net income to recognize an increase in the company's obligation relating to certain 30-year exchangeable senior notes issued in February. Earnings for the first quarter of 1999 were $41.7 million, or $0.54 per share. Upon adoption of a new accounting principle later this year, Alliant Energy expects to realize a significant one-time increase in income that will more than offset the $24.8 million charge.

          "Alliant Energy continues executing its defend and grow strategy to build value for its shareowners and customers," said Alliant Energy President, CEO and Chair Erroll B. Davis, Jr. "We are prepared to meet the challenges ahead by sticking to the sound business practices that contribute to continued earnings growth and improved customer service."

          The company's increase in earnings, excluding the non-cash charge, was due to several factors, including: a pre-tax gain of $10.2 million realized from the sale of 150,000 shares of the company's investment in McLeodUSA Inc.; increased earnings from Alliant Energy's oil and gas and industrial services businesses; and, income realized from settlement of a utility tax issue. These items were partially offset by: higher utility operating expenses, largely due to scheduled outages at several generating plants and higher energy conservation expenses; the impact of milder weather conditions in the first quarter of 2000 compared to the comparable period in 1999; and, increased interest expense to fund Alliant Energy's strategic growth initiatives.

          The following are selected summaries of the unaudited results of operations as reported for the periods shown:

                                       Quarter Ended       Twelve Months Ended
                                         March 31                March 31
                                   ---------------------------------------------
                                     2000       1999        2000         1999
                                   ---------------------------------------------
                                      (in thousands, except per share amounts)

Operating revenues                 $620,850   $546,855   $2,271,958   $2,121,446
Adjusted net income                 $44,122    $41,744     $198,959     $109,544
Adjusted earnings per share
  (basic and diluted)                 $0.56      $0.54        $2.53        $1.42
Net income                          $19,320    $41,744     $174,157     $109,544
Earnings per share (basic and
  diluted)                            $0.24      $0.54        $2.21        $1.42

Alliant Energy is the parent company of three public utility companies - IES Utilities Inc. (IES), Interstate Power Company (IPC) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc. (AER), the parent company of Alliant Energy's diversified operations.

                                   --- --- ---

                               Utility Operations

          First quarter 2000 utility earnings were $39.1 million ($0.49 per share) compared to $44.8 million ($0.57 per share) for the same period in 1999. The decrease resulted primarily from higher operation and maintenance expenses ($0.08 per share), lower natural gas margins ($0.03 per share) and higher depreciation expense ($0.02 per share). These items were offset partially by interest income realized from a tax settlement ($0.03 per share) and a higher electric margin ($0.02 per share).

          "We maintain our focus on operational excellence - delivering on the promise of value we made to our shareowners and our customers," said Davis. "Alliant Energy takes seriously its commitment to reliability and works with customers and others to implement responsible solutions that leverage efficiencies and create long-lasting benefits."

          The higher operation and maintenance expenses were due to costs associated with scheduled outages at several generating plants, higher energy conservation expenses and increased nuclear operating expenses. Alliant Energy estimates that the milder weather conditions resulted in lower earnings of approximately $0.06 per share ($0.03 electric; $0.03 gas) in the first quarter of 2000 compared to the comparable period in 1999. The higher overall electric margin was due to a rate recovery adjustment implemented at WP&L in March 1999 to recover higher purchased power and transmission costs as well as increased sales to retail customers due to continued economic strength in the company's utility service territory. These items were offset partially by higher purchased power costs at WP&L.

                             Diversified Operations

          Alliant Energy's diversified operations reported adjusted net income of $8.7 million ($0.11 per share) in the first quarter of 2000, excluding the $24.8 million non-cash charge related to the senior notes issued in February. Upon adoption of a new accounting principle later this year, Alliant Energy expects to realize a significant one-time increase in income that will more than offset the $24.8 million charge.

          The increase in diversified earnings, excluding the non-cash charge, was substantially due to the gain realized on the sale of the McLeod shares ($0.08 per share) and the increased earnings from the company's oil and gas ($0.06 per share) and industrial services ($0.02 per share) businesses. These items were offset partially by higher net interest expense ($0.03 per share) to fund the company's strategic growth initiatives, including its recent $347 million investment in several Brazilian electric utilities. The company expects the impact of the Brazilian investment will be dilutive to earnings by approximately three percent in 2000 with positive contributions in subsequent years.

          "We entered the Latin American utility market and created a strong partnership that we believe will build a stronger economic future for us and for our shareowners," said Davis.

                           Non-Cash Accounting Charge

          AER issued $402.5 million of exchangeable 30-year senior notes in February with an interest rate of 7.25% through February 15, 2003, and 2.5% thereafter. The amount payable upon maturity of the notes is generally the higher of: a) the original principal amount, as adjusted for any accrued interest or distributions on the common stock of McLeod; or, b) the current market value of the shares of McLeod stock attributable to the exchangeable senior notes.

          Specific accounting principles govern the exchangeable senior notes. Due to the exchange feature of the senior notes, any increase in the value of McLeod stock above $77.23 per share results in a corresponding increase in Alliant Energy's obligation under the senior notes. Current accounting principles do not allow the increases in market value of the company's McLeod holdings to be reflected in earnings, but require a charge against earnings to reflect the corresponding increase in Alliant Energy's obligation under the senior notes. The closing price of the McLeod stock at March 31, 2000, was $84.81; thus, the senior notes had a value of approximately $442 million at March 31, 2000. The non-cash charge recorded as a result of this increase did not impact earnings from operations nor will it impact Alliant Energy's ability to pay dividends.

          If the McLeod stock price closes below $84.81 per share on June 30, 2000, Alliant Energy in the second quarter will reverse the proportionate share of the non-cash charge recorded in the first quarter.

          The McLeod stock prices in this release do not reflect McLeod's announcement of a 3-for-1 stock split effective April 24, 2000.

          The company is required to adopt SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, no later than January 1, 2001, and is exploring various early adoption alternatives. Upon adoption of this new accounting principle, Alliant Energy will have a one-time option to designate a portion of its McLeod holdings as "trading" securities. This designation will allow the company to realize a significant one-time increase in income relating to the unrealized appreciation in value of such shares. The company expects that this income will more than offset any charges it incurs prior to, and in connection with, the adoption of SFAS No. 133 relating to changes in value of the senior notes. Further, the accounting under SFAS No. 133 will allow the company to reflect in earnings all future changes in the value of the shares of McLeod stock designated as trading, which will offset substantially the earnings impact of corresponding changes in the value of the senior notes.

                                   --- --- ---

          Alliant Energy provides electricity, natural gas, water and steam to over two million customers worldwide. Through its diversified subsidiaries, Alliant Energy also provides energy products and services to domestic and international markets; provides industrial services, including environmental, engineering and transportation services; invests in affordable housing initiatives; and, invests in various other strategic initiatives.

          More information about Alliant Energy is available on the World Wide Web at www.alliant-energy.com.

                                     # # #

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statement includes words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: weather conditions; regulatory or governmental actions; economic and political conditions in Alliant's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; material changes in the value of Alliant Energy's McLeodUSA investment; ability to introduce products and services; technological developments; and, inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

ATTACHMENT:  Consolidated Income Statement with Key Statistics (1 page)

                           ALLIANT ENERGY CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                         For the Three Months
                                                            Ended March 31,
                                                           2000          1999
--------------------------------------------------------------------------------
                                                          (in thousands, except
                                                            per share amounts)
Operating revenues:
  Electric utility                                       $373,622      $351,338
  Gas utility                                             130,134       133,684
  Non-regulated and other                                 117,094        61,833
                                                        ----------    ----------
                                                          620,850       546,855
                                                        ----------    ----------
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Operating expenses:
  Electric and steam production fuels                      69,272        65,404
  Purchased power                                          62,345        52,065
  Cost of utility gas sold                                 82,113        81,343
  Other operation                                         186,537       130,365
  Maintenance                                              29,929        23,812
  Depreciation and amortization                            75,911        73,640
  Taxes other than income taxes                            26,353        27,239
                                                        ----------    ----------
                                                          532,460       453,868
                                                        ----------    ----------
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Operating income                                           88,390        92,987
                                                        ----------    ----------
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Interest expense and other:
  Interest expense                                         40,618        33,400
  Contingent interest on indexed senior notes              39,493             -
  Allowance for funds used during construction             (1,754)       (1,934)
  Preferred dividend requirements of subsidiaries           1,678         1,676
  Gain on sale of McLeodUSA Inc. stock                    (10,206)            -
  Miscellaneous, net                                      (13,197)       (6,771)
                                                        ----------    ----------
                                                           56,632        26,371
                                                        ----------    ----------
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Income before income taxes                                 31,758        66,616
                                                        ----------    ----------
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Income taxes                                               12,438        24,872
                                                        ----------    ----------
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Net income                                                $19,320       $41,744
                                                        ==========    ==========
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Average number of common shares outstanding                78,996        77,780
                                                        ==========    ==========
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Earnings per average common share
  (basic and diluted)                                       $0.24         $0.54
                                                        ==========    ==========
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                                 KEY STATISTICS

                                                           For the Three Months
                                                              Ended March 31,
                                                            2000          1999
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Utility electric sales from ultimate customers              6,219         6,130
(thousands of MWH)

Total utility electric sales                                7,472         7,516
(thousands of MWH)

Utility gas sold & transported                             34,935        39,923
(thousands of dekatherms)

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Book value per share at March 31                           $30.60        $21.71

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